EXHIBIT G

                         ALLEGHENY ENERGY SUPPLY COMPANY
                UTILITY ASSETS AND SECURITIES OF PUBLIC COMPANIES

I.       Utility Assets (MWs)

    Power Station                                                   Size (MW)
    -------------                                                   ---------
AE Units 1 & 2 (Springdale)                                             88
Albright Power Station                                                 108
Armstrong Power Station                                                356
Chambersburg Combustion Turbines (AES)                                  88
Dam 4 Hydro Station                                                    n/a
Dam 5 Hydro Station                                                     6
Fort Martin Power Station                                              895
Gans (AES) (626826)                                                     88
Harrison Power Station                                                1,544
Hatfield's Ferry Power Station                                        1,310
Lake Lynn Power Station                                                 52
Millville Hydro Station                                                n/a
Mitchell Power Station Units 1 and 2                                   82
Mitchell Power Station Unit 3 with scrubber                            288
Pleasants Power Station                                               1,023
R. Paul Smith Ash Basin                                                n/a
R. Paul Smith Power Station                                            116
Rivesville Power Station                                                21
Willow Island Power Station                                             36

Utility Assets of Allegheny Generating Company, consisting of the pumped storage hydroelectric generating facility and related transmission facilities located in Bath County, Virginia

II.  Securities of Public Utilities

Capital Stock(1) of Allegheny Generating Company held by AE Supply. Capital Stock of AE Supply Conemaugh, LLC held by AE Supply.

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1    For purposes hereof, capital stock includes equity interests in such person, whether in the form of common stock of a corporation, membership interest in a limited liability company or partnership interest in a partnership (general or limited).